EXHIBIT 23.2




               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 24, 1994, on our audits of the financial statements and financial statement schedules of Conrail Inc., as of December 31, 1993 and for the years ended December 31, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 26, 1995




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